Exhibit 99.1
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                 IBC Completes Review of Mid-Atlantic Region;
        Company to Close Charlotte, North Carolina, Bakery; Consolidate
                  Routes, Depots and Thrift Stores in Region


         Kansas City, Missouri - May 4, 2005 -Interstate Bakeries Corporation (OTC: IBCIQ.PK) ("IBC") said today that, as part of its previously announced efforts to address its continued revenue declines and high-cost structure, it plans to consolidate operations in its Mid-Atlantic Profit Center (PC) by closing its bakery in Charlotte, North Carolina, and consolidating routes, depots and thrift stores in North Carolina, South Carolina and Virginia. The Company said it expects to complete the consolidation of the Mid-Atlantic PC by July 23, 2005, subject to bankruptcy court approval. The consolidation is expected to affect approximately 950 workers in the Mid-Atlantic PC.
         As previously announced, the Company is currently undergoing an exhaustive review of each of the Company's ten PCs on an individual basis. As part of this process, IBC continues to eliminate unprofitable products and routes, streamline distribution, rationalize the number of brands and stock-keeping units (SKUs) and eliminate excess capacity. The Company believes these actions will strengthen its focus on branded sales and deliveries, which are key components in configuring the business for efficiencies in production, distribution, marketing and sales.
         Most of the production capacity at the Charlotte bakery will be transferred to the Rocky Mount, North Carolina, and Knoxville, Tennessee, bakeries. Distribution of IBC's branded products to most customers in the Mid-Atlantic PC will be unaffected by the closure.
         "Closing a bakery and consolidating routes, depots and thrift stores are not decisions we take lightly. We are sensitive of the impact this will have on all of our employees in the Mid-Atlantic region, but we must make the difficult decisions necessary to revitalize the Company and ensure a successful future for IBC," said Tony Alvarez II, chief executive of IBC and co-founder and co-chief executive of Alvarez & Marsal, the global corporate advisory and turnaround management services firm. "We hope to be able to complete our review of all PCs before the end of the year."
         The Company's preliminary estimate of charges to be incurred in connection with the Mid-Atlantic PC consolidation is approximately $15 million, including approximately $3 million of severance charges, approximately $8.5 million of asset impairment charges, and approximately $3.5 million in other charges. IBC further estimates that approximately $6 million of such costs will result in future cash expenditures. In addition, the Company intends to spend approximately $2 million for capital expenditures and accrued expenses to effect the consolidation.
         As previously disclosed, IBC currently contributes to more than 40 multi-employer pension plans as required under various collective bargaining agreements, many of which are underfunded. The portion of a plan's underfunding allocable to an employer deemed to be totally or partially withdrawing from the plan as the result of downsizing, job transfers or otherwise is referred to as "withdrawal liability." Certain of the plans have filed proofs of claim in IBC's bankruptcy case alleging that partial withdrawals have already occurred, which claims are disputed by IBC. There is a risk that the consolidation announced today could significantly increase the amount of the liability to IBC should a partial withdrawal from the multi-employer pension plans covering the Mid-Atlantic PC employees be found to have occurred. However, IBC is conducting the Mid-Atlantic PC consolidation in a manner that it believes will not constitute a total or partial withdrawal from the relevant multi-employer pension plans. Nevertheless, due to the complex nature of such a determination, no assurance can be given that withdrawal claims based upon IBC's prior action or resulting from this consolidation or future consolidations will not result in significant liabilities for IBC. Should a partial withdrawal be found to have occurred, the amount of any partial withdrawal liability arising from the underfunded multi-employer pension plans to which IBC contributes would likely be material and could adversely affect our financial condition and, as a general unsecured claim, any potential recovery to our constituencies.
         Interstate Bakeries Corporation filed for bankruptcy protection on September 22, 2004, citing liquidity issues resulting from declining sales, a high fixed-cost structure, excess industry capacity, rising employee healthcare and pension costs and higher costs for ingredients and energy. The Company continues to operate its business in the ordinary course as a debtor-in-possession. Last week the Company announced the closing of its bakery in Miami, Florida, and the consolidation of routes, depots and thrift stores in its Florida PC.

         About the Company
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         Interstate Bakeries Corporation is one of the nation's largest wholesale bakers and distributors of fresh-baked bread and sweet goods, under various national brand names, including Wonder(R), Baker's Inn(R), Merita(R), Hostess(R) and Drake's(R). The company is headquartered in Kansas City.

Cautionary Statement Regarding Forward-Looking Statements and Other Matters
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Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company's views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should" and "continue" or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: successful resolution of any deficiencies in the Company's newly implemented financial reporting systems; the ability of the Company to continue as a going concern; final determination of anticipated significant asset impairment charges; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to operate pursuant to the terms of its DIP financing facility; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company's liquidity or results of operations; the ability of the Company to finalize, fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; increased costs and uncertainties related to periodic renegotiation of union contracts; increased costs and uncertainties with respect to the accounting treatment of a defined benefit pension plan to which we contribute; finalization of our review and, if applicable, the independent audit of our historical financial statements; the results of an SEC investigation concerning the Company's financial statements following the Company's announcement that the Audit Committee of its Board of Directors had retained independent counsel to investigate the Company's manner of setting its workers' compensation and other reserves; the delayed filing with the SEC of the Company's fiscal 2004 Form 10-K and fiscal 2005 Form 10-Qs; the Company's on-going internal review of the setting of its workers' compensation and auto/general liability reserves; risks associated with the Company's restructuring process, including the risk that the PC review and bakery and route consolidations could fail to achieve the desired results; the impact of any withdrawal liability arising under the Company's multi-employer pension plans as a result of prior actions or current consolidations; the impact of non-cash charges to fixed capital assets on prior periods; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; future product recalls or safety concerns; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party, including the securities class actions filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.